UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2007

STRATEGIC RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50660	98-0372619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1942 Broadway, Suite 216, Boulder, Colorado 80302
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 323-1927

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On November 28, 2007, our board of directors approved an amendment to each of our outstanding “A” Warrants to Purchase Shares of Common Stock (which warrants were awarded to certain investors in connection with our November 2006 private placement in which we raised approximately $1,000,000). This amendment extends the exercise period of the warrants for an additional one year to November 30, 2008. On November 28, 2007, we sent a written notification of such amendment to each of the holders of the “A” Warrants to Purchase Shares of Common Stock.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.16	Form of Notification Letter of Amendment to “A” Warrant to Purchase Shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEY GOLD CORPORATION

By:	/s/ John Anderson
John Anderson
President, Chief Executive Officer, Secretary, Treasurer, and Director

Date: November 28, 2007
.